Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Bruce L. Claflin, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of 3Com Corporation on Form 10-K for the fiscal year ended May 30, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of 3Com Corporation.

Date:	August 1, 2003	By:	/s/ BRUCE L. CLAFLIN

Name: Bruce L. Claflin Title: President and Chief Executive Officer

I, Mark Slaven, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of 3Com Corporation on Form 10-K for the fiscal year ended May 30, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of 3Com Corporation

Date:	August 1, 2003	By:	/s/ MARK SLAVEN

Name: Mark Slaven Title: Executive Vice President, Finance, and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to 3Com Corporation and will be retained by 3Com Corporation and furnished to the Securities and Exchange Commission or its staff upon request.